THE AMENDED AND RESTATED GEORGE B. HORNE
                          VOTING TRUST AGREEMENT - 1997

      THIS AGREEMENT, amended and restated as of the 14 day of September, 1999 (this "Agreement"), by and among Timothy P. Horne, as trustee (together with his successors in trust as provided herein, the "Trustees"), WATTS INDUSTRIES, INC., a Delaware corporation (the "Company"), Timothy P. Horne, individually, Timothy
P. Horne, as Trustee of the George B. Horne Trust - 1982, as currently republished, Timothy P. Horne, as Trustee of the Daniel W. Horne Trust - 1980, Timothy P. Horne, as Trustee of the Deborah Horne Trust - 1976, Timothy P. Horne, as Trustee of the George B. Horne Grandchildren's Trust - 1995 F/B/O Tara
V. Horne, Timothy P. Horne, as Trustee of the George B. Horne Grandchildren's Trust - 1995 F/B/O Tiffany Horne, Tara V. Horne, Judith Rae Horne, as Trustee of the Tiffany Horne Trust - 1984 and Judith Rae Horne as custodian for Tiffany Horne (together with any other person or persons who hereafter might deposit shares in this voting trust and thereby become holders of voting trust certificates hereunder, individually as a "Depositor" and collectively as the "Depositors"), and GEORGE B. HORNE individually (in such capacity hereinafter sometimes referred to, together with the Depositors and any other person or persons who are or hereafter become parties hereto as "Beneficiaries" hereunder or subject hereto as holders of voting trust certificates, individually as a "Beneficiary" and collectively as the "Beneficiaries").

                                   WITNESSETH:

      WHEREAS, the parties hereto entered into the George B. Horne Voting Trust Agreement-1997 dated as of August 26, 1997, as amended by the Amendment (the "First Amendment") to The George B. Horne Voting Trust Agreement-1997 dated as of October 30, 1997 (the "Existing Agreement"), with a view toward promoting and enhancing the long-term stability and growth of the Company; and

      WHEREAS, the Trustees and the registered holders of greater than a majority of voting trust certificates outstanding under the Voting Trust Agreement, desire to amend and restate the Voting Trust Agreement to incorporate the First Amendment and to further amend the Voting Trust Agreement to provide, among other things, that any capital stock or other equity interest of a corporation or other entity, other than the Company, received by a Beneficiary as a result of a dividend or other distribution or issuance in respect of any capital stock of the Company held by such Beneficiary will become subject to the Voting Trust Agreement; and

      WHEREAS, the parties hereto agree that, pursuant to this Agreement and on the terms and conditions set forth herein, the Trustees shall be granted the sole and exclusive voting power in all matters with respect to those shares of capital stock of the Company and other securities which are subject to this Agreement as set forth herein, together with the other rights and powers specified herein; and

      WHEREAS, the parties hereto intend that this Agreement will satisfy the requirements of Section 218(a) of the Delaware General Corporation Law, as amended (the "DGCL"), and be treated as a voting trust thereunder; and

      WHEREAS, the Trustees have consented to act under this Agreement for the purposes hereinafter provided.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually promise, covenant, undertake and agree as follows:

1. Transfer of Stock to Trustees. The Depositor is, contemporaneously with the execution of this Agreement, depositing with the Trustees one or more certificates representing that number of shares of the Class B Common Stock of the Company held by such Depositor as set forth opposite such Depositor's name on Schedule A attached hereto, and each Beneficiary shall deposit with the Trustees immediately upon receipt certificates representing (a) any shares of capital stock of the Company having voting powers, (b) any shares of capital stock or other equity interest or rights of a corporation (other than the Company) or other entity having voting powers that are issued as a result of a dividend or other distribution or issuance in respect of any shares of capital stock of the Company (such corporation or other entity, an "Additional Issuer") and (c) any shares of capital stock or other equity interest or rights of an Additional Issuer having voting powers that are issued as a result of a dividend or other distribution or issuance in respect of any shares of capital stock or other equity interest of such Additional Issuer, in each case which shares or other equity interest or rights are acquired or received by such Beneficiary during the term of this Agreement other than (i) shares of Class A Common Stock of the Company or shares of capital stock or other equity interest of an Additional Issuer acquired by such Beneficiary under any stock purchase, savings, option, bonus, stock appreciation, profit-sharing, thrift, incentive, pension or similar plan of the Company or an Additional Issuer, or acquired by such Beneficiary in any open market purchase, (ii) any shares of Class B Common Stock listed on Schedule A as not being held pursuant to and subject to this Agreement, if any, and (iii) shares of capital stock or other equity interest of the Company or an Additional Issuer issued as a stock dividend or pursuant to a stock split in respect of any shares of capital stock or other equity interest of the Company or an Additional Issuer held by such Beneficiary which are not subject to this Agreement. All such stock certificates shall be so endorsed, or accompanied by such instruments of transfer, as to enable the Trustees to cause such certificates to be transferred into the names of the Trustees after the filing of this Agreement as required by law, which the Trustees shall forthwith cause to be done as hereinafter provided. Upon receipt by the Trustees of the certificates for any such shares of stock and the transfer of the same into the names of the Trustees, the Trustees shall hold the same subject to the terms of this Agreement and shall issue and deliver to the depositors of shares of stock hereunder voting trust certificates representing their interests in such stock deposited pursuant to this Agreement. Except as specifically provided in this Agreement, and without limitation of the voting rights of the Trustees including in connection with any merger or other sale of the Company or any Additional Issuer, the Trustees shall not sell, assign, donate, pledge, encumber, grant any security interest with respect to, hypothecate, or otherwise transfer or dispose of any of the capital stock or other equity interest of the Company or any Additional Issuer held pursuant to this Agreement.

      During the term of this Agreement, no shares subject to this voting trust may be withdrawn except in the manner provided below in this Section 1. Any such withdrawal by a registered holder of voting trust certificates shall be effected only by a written amendment to this Agreement in the form of Schedule B attached hereto executed by the requisite number of Trustees then serving as such hereunder then required to take action under Section 10. The Trustee having the Determination Power shall have the right to consent to such amendment and withdrawal in his sole discretion and approval by such Trustee having the Determination Power with respect to such amendment and withdrawal shall be deemed to constitute approval of all Trustees at any time serving. If TIMOTHY P. HORNE is not then serving as a Trustee hereunder, then consent to such amendment and withdrawal shall be by the holders of at least a majority vote of the outstanding voting trust certificates issued in respect of capital stock or other securities of the Company or any Additional Issuer, as the case may be, as to which the proposed withdrawal relates. Upon the surrender by such holder to the Trustees of the voting trust certificate or certificates designated in such amendment, the Trustees are authorized to deliver or cause to be delivered to such holder (i) a certificate or certificates for the shares of the capital stock or other equity interest of the Company or the Additional Issuer so withdrawn, with any appropriate restrictive legends, and (ii) a new voting trust certificate in respect of the remaining shares held hereunder, if any signed in the manner contemplated by the terms of this Agreement. Shares withdrawn from this voting trust, when so withdrawn, shall be free of any restrictions imposed by this Agreement, but shall remain subject to any and all restrictions imposed by other agreements or by law. Nothing in this Section 1 or in any such amendment shall modify, amend, limit or terminate any other restrictions contained in, or be construed as a consent to any transfer of shares subject to this Agreement under, any other agreement or instrument, unless such amendment specifically refers to such other agreement or instrument and satisfies all requirements for amendment or waiver thereof (including execution and delivery by appropriate parties).

      The other provisions of this Section 1 notwithstanding, removal of shares from this Voting Trust shall be required if the removal and liquidation of such shares is needed to enable the Estate of a deceased holder of voting trust certificates to pay its federal and/or state death or estate tax, and the other assets of such estate are insufficient to pay such tax.

      Any depositor may request that he or she be allowed to withdraw one or more shares of stock from the trust by filing a written request for withdrawal with the Trustee of the Trust. Such written request shall set forth the number of shares that the depositor wishes to withdraw from the trust and shall state the intended purpose for the requested withdrawal of shares from the trust. Any request for withdrawal of shares may be approved by the Trustee, within the Trustee's absolute discretion, provided that the Trustee in his discretion shall have determined that approval of the request for withdrawal shall not be adverse to the best interests of Watts Industries, Inc. ("Watts") or its successors or the Additional Issuer or its successors, as applicable, and provided that the Trustee shall have determined that a request for withdrawal of any shares of Class B Common Stock of Watts, if approved, shall be in the best interests of the Class B Stockholders of Watts. Shares of Class B Common Stock of Watts so withdrawn for any reason in accordance with these provisions shall be subject to any restrictions imposed upon the said shares of Class B Common Stock of Watts in accordance with any Stock Restriction Agreement entered by or on behalf of such Holder during his or her lifetime.

2. Agreement. Copies of this Agreement and of every agreement supplemental hereto or amendatory hereof shall be provided to the Trustees, the Company, and any Additional Issuer and shall, prior to the issuance of voting trust certificates hereunder, be filed with and maintained in the registered office of the Company in Delaware, in the registered office of any Additional Issuer in its state of incorporation or organization and at such other place as the Trustees shall designate, and shall be open to inspection daily during business hours by any Beneficiary. All voting trust certificates shall be issued, received and held subject to all of the terms of this Agreement. All persons and entities who accept a voting trust certificate issued hereunder shall be bound by the provisions of this Agreement with the same effect as if they were parties to this Agreement.

      All certificates for the Company's or any Additional Issuer's capital stock or other equity interest transferred and delivered to the Trustees pursuant hereto shall be surrendered by the Trustees to the Company or such Additional Issuer, as applicable, and canceled and new certificates therefor shall be issued to and held by the Trustees in their own names in their capacities as Trustees hereunder and shall bear a legend indicating that the shares represented by such certificate are subject to this Agreement (which fact shall also be stated in the stock ledger of the Company or the Additional Issuer, as applicable).

3. Voting Trust Certificates. Each voting trust certificate to be issued and delivered by the Trustees in respect of the capital stock or other equity interest of the Company or any Additional Issuer, as hereinbefore provided, shall state the number of shares which it represents, shall be signed by the Trustees then in office, and shall be in substantially the form of Schedule C attached hereto and bear the restrictive legend set forth thereon, it being understood that during any period in which a Trustee has the Determination Power (as hereinafter defined), voting trust certificates issued hereunder may be signed by that Trustee alone and such Trustee's signature shall be deemed for all purposes to constitute the signature and authorization of all Trustees hereunder and to evidence conclusively that the issuance of the related certificate is the act of all Trustees then serving. In connection with the issuance of voting trust certificates in respect of shares of capital stock or other equity interest in an Additional Issuer, the voting trust certificate may include changes to the form of certificate included herewith as Schedule C to reflect such Additional Issuer.

4. Transfer of Certificates; Restrictions. The transfer of any voting trust certificate (including without limitation any sale, assignment, donation, pledge, encumbrance, grant of a security interest, hypothecation or other transfer or disposition) (a) shall be effected only with the written consent of all of the Trustees then serving hereunder (acting together, or, if all such Trustees do not agree, by the Trustee, if any, having the Determination Power with respect to such transfer under Section 10 hereof) and (b) shall be subject to any restrictions, conditions and other provisions to the extent applicable to it or to the stock which it represents, whether imposed by law, specified on the relevant certificate or specified in the Restated Certificate of Incorporation of the Company, as amended (the "Restated Certificate") (provided that any transfer of voting trust certificates without a transfer of the underlying stock held in this voting trust shall in no way affect the voting rights of such underlying stock, consistent with the terms of the Restated Certificate), the Certificate of Incorporation or other organizational documents of the applicable Additional Issuer, as in effect from time to time, this Agreement or any other agreement, including without limitation the Stock Restriction Agreement dated as of August 28, 1986, as the same may have been or may hereafter be amended and/or restated, among parties hereto. Any attempted transfer in violation of such restrictions, conditions and other provisions shall be void ab initio and the Trustees shall not register such transfer or recognize the intended transferee as the holder of the voting trust certificate for any purpose. To the extent permitted by law, voting trust certificates shall not be subject to attachment, garnishment, judicial order, levy, execution or similar process, however instituted, for satisfaction of a judgment or otherwise.

      Subject to the foregoing provisions, the voting trust certificates shall be transferable on the books of the Trustees, at such office as the Trustees may designate, by the registered owner thereof, either in person or by attorney duly authorized, upon surrender thereof, according to the rules established for that purpose by the Trustees, and the Trustees may treat the registered holder as the owner thereof for all purposes whatsoever, but they shall not be required to deliver new voting trust certificates hereunder without the surrender of such existing voting trust certificates for cancellation by the Trustees at the time of their issuance of new voting trust certificates.

      If a voting trust certificate is lost, stolen, mutilated or destroyed, the Trustees, in their discretion, may issue a duplicate of such certificate upon receipt of (a) evidence of such fact satisfactory to them; (b) indemnity satisfactory to them; (c) the existing certificate, if mutilated; and (d) their reasonable fees and expenses in connection with the issuance of a new trust certificate.

5. Termination Procedure. Upon the termination of the voting trust at any time, as hereinafter provided, the Trustees shall mail written notice of such termination to the registered owners of the outstanding voting trust certificates at the address appearing on the transfer books of the Trustees. From the date specified in any such notice (which date shall be fixed by the Trustees) the voting trust certificates shall cease to have any effect, and the holders of such voting trust certificates shall have no further rights under this voting trust other than to receive certificates for shares of stock of the Company or any Additional Issuer or other property distributable under the terms hereof upon the surrender of such voting trust certificates.

      Within 30 days after the termination of this voting trust, the Trustees shall deliver to the registered holders of all voting trust certificates outstanding as of the date of such termination, stock certificates for the number of shares of such class or classes of the Company's or any Additional Issuer's capital stock or other equity interest represented thereby as to which they shall be entitled upon the surrender for cancellation of such voting trust certificates, properly endorsed or accompanied by properly endorsed instruments of transfer, if appropriate, at the place designated by the Trustees, and after payment, if the Trustees so require, by the persons entitled to receive such stock certificates, of a sum sufficient to cover any stamp tax or governmental charge in respect of the transfer or delivery of such stock certificates. Such certificates or shares shall bear such legend referring to the restrictions on transfer of such shares as may be required by this Agreement, by law or otherwise. Thereupon, all liability of the Trustees for delivery of such certificates of shares shall terminate, and the voting trust certificates representing the beneficial interest in the shares so delivered by the Trustees shall be null and void.

      If upon such termination, one or more registered holders of outstanding voting trust certificates shall fail to surrender such voting trust certificates, or the Trustees for any reason shall be unable to comply with the provisions of the preceding paragraph, the Trustees may, at any time subsequent to 30 days after the termination of this Agreement, deposit (x) with the Company stock certificates representing the number of shares of capital stock or other equity interest represented by such voting trust certificates, together with written instructions authorizing the Company to deliver to the applicable registered holder such stock certificates representing stock in the Company in exchange for voting trust certificates representing a like interest in the capital stock of the Company and (y) with each Additional Issuer stock certificates representing the number of shares of capital stock or other equity interest in such Additional Issuer represented by such voting trust certificates, together with written instructions authorizing such Additional Issuer to deliver to the applicable registered holder such stock certificates representing capital stock or other equity interest in such Additional Issuer in exchange for voting trust certificates representing a like interest in the capital stock or other equity interest of such Additional Issuer; and upon such deposit, all further liability of the Trustees for the delivery of such stock certificates and the delivery or payment of dividends upon surrender of the voting trust certificates shall cease, and the Trustees shall not be required to take any further actions hereunder.

      Notwithstanding anything herein to the contrary, upon any extension of this voting trust as contemplated by Section 13 hereof, the shares of stock held herein with respect to which this voting trust is being extended shall continue to be held by the Trustees and/or their successor Trustees rather than being transferred to the registered holders of voting trust certificates in respect thereof for recontribution, and in such event no transfer of such shares shall be deemed to have occurred for any purpose.

6. Dividends. If any dividend in respect of the stock deposited with the Trustee is paid, in whole or in part, in stock of the Company or an Additional Issuer having voting powers, the Trustees shall likewise hold, subject to the terms of this Agreement, the stock certificates which are received by them on account of such dividend, and the holder of each outstanding voting trust certificate representing stock on which such dividend has been paid shall be entitled to receive a voting trust certificate issued under this Agreement for the number of shares and class of stock received as such dividend with respect to the shares represented by such voting trust certificate. Holders entitled to receive the voting trust certificates issued in respect of such dividends shall be those registered as such on the transfer books of the Trustees at the close of business on the record date for such dividend.

            If any dividend in respect of the stock deposited with the Trustees is paid other than in capital stock or other equity interest having voting powers of the Company or any Additional Issuer, then the Trustees shall promptly distribute the same to the holders of outstanding voting trust certificates registered as such at the close of business on the record date for such distribution. Such distribution shall be made to such holders of voting trust certificates ratably, in accordance with the number of shares represented by their respective voting trust certificates.

            In lieu of receiving cash dividends upon the capital stock or other equity interest of the Company or any Additional Issuer deposited with the Trustees and paying the same to the holders of outstanding voting trust certificates pursuant to the preceding paragraph, the Trustees may instruct the Company or the Additional Issuer in writing to pay such dividends directly to the holders of the voting trust certificates specified by the Trustees. Such instructions are deemed given hereby and until receipt of written instructions to the contrary from the Trustees, the Company or the applicable Additional Issuer agrees to pay such dividends directly to the holders of the voting trust certificates. The Trustees may at any time revoke such instructions and by written notice to the Company or the applicable Additional Issuer direct it to make dividend payments to the Trustees. Neither the Company nor any Additional Issuer shall be liable to any holder of a voting trust certificate or any person claiming to be entitled to any such dividends by reason of adhering to any written instructions of the Trustees.

7. Subscription Rights. If any stock or other equity interest of the Company or any Additional Issuer are offered for subscription to all of the holders of any class of the Company's or such Additional Issuer's capital stock or other equity interest deposited hereunder, the Trustees promptly, upon receipt of notice of such offer, shall mail a copy thereof to each registered holder of the outstanding voting trust certificates representing such class of capital stock or other equity interest. Upon receipt by the Trustees, at least five days prior to the last day fixed by the Company or such Additional Issuer, as applicable, for subscription and payment, of a request for any such registered holder of voting trust certificates to subscribe for such shares on behalf of such registered holder, accompanied by the sum of money required to pay for such stock or other equity interest, the Trustees shall make such subscription and payment, and upon receipt from the Company or such Additional Issuer, as applicable of the certificates for shares or other equity interest so subscribed for, shall issue to such registered holder a voting trust certificate representing such shares if the same be stock of the Company or such Additional Issuer, as applicable, having voting powers, but if the same be shares or securities other than stock having voting powers, the Trustees shall mail or deliver such securities to the voting trust certificate holder in whose behalf the subscription was made, or may instruct the Company or such Additional Issuer, as applicable to make delivery directly to the voting trust certificate holder entitled thereto.

8. Dissolution of the Company. In the event of the dissolution or total or partial liquidation of the Company or an Additional Issuer (other than in the event of a transaction described in Section 9 below), whether voluntary or involuntary, the Trustees shall receive the moneys, securities, rights or property to which the holders of outstanding shares of the Company's or such Additional Issuer's capital stock or other equity interest, as applicable, deposited hereunder are entitled, and shall distribute the same among the registered holders of voting trust certificates in proportion to their interests, as shown by the transfer books of the Trustees, or the Trustees may in their discretion deposit such moneys, securities, rights or property with any bank or trust company with authority and instructions to distribute the same as above provided, and upon such deposit, all further obligations or liabilities of the Trustee in respect of such moneys, securities, rights or property so deposited shall cease.

9. Reorganization or Sale of the Company. In the event that there occurs (i) any merger or consolidation transaction involving the Company or an Additional Issuer and one or more other entities, or a transaction in which all or substantially all of the assets of the Company or an Additional Issuer are transferred to another entity or (ii) a transaction in which stockholders of the Company or an Additional Issuer transfer or exchange shares held by them wholly or partially for capital stock or other equity interest of another entity having voting powers, and in any such transaction securities of such entity having voting powers are received by the Trustees in respect of the shares subject to this voting trust, it being understood that in connection with any such transaction or otherwise all voting powers in respect of shares subject to this voting trust shall be exercised by the Trustees in accordance with the terms hereof and that shares may be removed from this voting trust only in accordance with Section 1, thus giving the Trustees all power and authority to vote all shares subject hereto in connection with any such transaction, then (x) in connection with any such transaction involving the Company the term "Company" for all purposes of this Agreement shall include the successor entity to the Company, (y) in connection with any such transaction involving an Additional Issuer the term "Additional Issuer" for all purposes of this Agreement shall include the successor entity to such Additional Issuer and (z) the Trustees shall receive and hold under this Agreement any such capital stock or other equity interest of such successor entity received on account of the ownership, as Trustees hereunder, of the stock held hereunder immediately prior to such transaction. Voting trust certificates issued and outstanding under this Agreement at the time of such transaction may remain outstanding or the Trustees may, in their discretion, substitute for such voting trust certificates new voting trust certificates in appropriate form and with appropriate modifications to reflect the number of shares of other securities then held, and the terms, "stock" and "capital stock" as used herein shall be taken to include any securities, including any other type of equity interest, which may be received by the Trustees in lieu of all or any part of the capital stock or other securities of the Company or an Additional Issuer, as applicable.

      In the event that there occurs any transaction described in the preceding paragraph and in connection therewith the Trustees receive assets other than capital stock or other equity interest having voting powers, the Trustees shall distribute such assets to the registered holders of the outstanding voting trust certificates hereunder pro rata on the basis of their respective interests in the shares held hereunder and, if such consideration shall consist wholly of such assets, this Agreement shall thereafter terminate.

10. Rights, Powers and Duties of Trustees. Until the actual delivery to the holders of voting trust certificates issued hereunder of stock certificates in exchange therefor, and until the surrender of such voting trust certificates for cancellation, in each case in accordance with the terms of this Agreement, title to all of the Company's and each Additional Issuer's stock deposited hereunder shall be vested in the Trustees, who shall be deemed the holders of record of such shares for all purposes, and the Trustees shall have the sole and exclusive right, acting as hereinafter provided and subject to such limitations as are set forth herein, to exercise, in person or by their nominees or proxies, all of the rights and powers in respect of all stock deposited hereunder, including the right to vote such stock and to take part in or consent to any corporate or stockholders' action of any kind whatsoever, whether ordinary or extraordinary, subject to the provisions hereinafter set forth. The right to vote shall include the right to vote in connection with the election of directors and other resolution or proposed action of any character whatsoever which may be presented at any meeting or require the consent of stockholders of the Company or any Additional Issuer. It is expressly understood and agreed that the holders of voting trust certificates in their capacities as such shall not have any right, either under said voting trust certificates or under this Agreement, or under any agreement or doctrine or concept of law, express or implied, or otherwise, with respect to any shares held by the Trustees hereunder to vote such shares or to take part in or consent to any corporate action, or to do or perform any other act or thing which the holders of the Company's or any Additional Issuer's common stock of any class are now or may hereafter become entitled to do or perform.

      No Trustee shall incur any responsibility in his capacity as trustee, individually or otherwise, in voting the shares held hereunder or in any matter or act committed or omitted to be done under or in connection with this Agreement, or for any vote or act committed or omitted to be done by any predecessor or successor Trustee, except for such Trustee's willful malfeasance.

      The Trustees shall at all times keep, or cause to be kept, complete and accurate records of all stock deposited with them hereunder, the identity, addresses and ownership of the Depositors and Beneficiaries, and all voting trust certificates issued by the Trustee. Such records shall be open to inspection by any Depositor or Beneficiary under this Agreement on reasonable notice given to the Trustees at their usual place of business during their normal business hours.

      Whenever action is required of the Trustees, such action may be taken by written consent signed by the requisite number of Trustees or by vote of the requisite number of Trustees at a meeting of the Trustees. So long as there are two (2) or more Trustees hereunder, the concurrence of both (if there are two
(2) Trustees) or a majority (if there are more than two (2) Trustees) of the Trustees then serving shall be necessary and sufficient for the validity of any action taken by the Trustees, and if at any time there is one Trustee hereunder (subject to Section 11) such Trustee's action shall be necessary and sufficient for the validity of any action taken by the Trustees. Notwithstanding the foregoing, if at any time TIMOTHY P. HORNE and or any other person shall serve as co-Trustees hereunder, and if for any reason the Trustees shall fail to concur with respect to any action proposed to be taken by the Trustees under or pursuant to this Agreement (including without limitation any voting decision, any amendment in connection with the withdrawal of shares as contemplated by
Section 1, any other trust amendment or trust termination), then TIMOTHY P. HORNE, for so long as he is serving as a Trustee hereunder, shall have the power (such power being herein called the "Determination Power") to determine in his sole discretion, whether or not such proposed action is to be taken and upon his approval such action when and if taken shall have the same force and effect as if both or all of the Trustees had agreed with respect thereto. Any and all documents or instruments executed by or on behalf of the Trustees hereunder (including without limitation voting trusting certificates) may be executed by Timothy P. Horne alone and his signature shall evidence conclusively the authorization and all of the Trustees hereunder.

      In the event that TIMOTHY P. HORNE shall cease to serve as a Trustee hereunder, then no Trustee hereunder shall have the Determination Power, except in accordance with a duly-published amendment to this Agreement adopted in accordance with the terms hereof, provided, however, that the foregoing shall not be deemed to limit the authority of any person serving as a sole Trustee under and in accordance with this Agreement.

11. Remaining Trustees; Successor Trustees, Successors' Determination Power. At least one (1) individual shall serve as a Trustee hereunder during any period in which TIMOTHY P. HORNE serves as a Trustee hereunder. The said TIMOTHY P. HORNE shall have full discretionary authority to serve as the sole Trustee until such time as he shall determine that he is unwilling or unable to so serve and shall have resigned by written instrument, or until his death or permanent incapacity or disability. During any period following TIMOTHY P. HORNE's service as a Trustee hereunder (subject to the further provisions of this Section 11 as set forth in the second paragraph hereof), there shall be at least two (2) Trustees hereunder. Notwithstanding the preceding two sentences or any other provisions of this Agreement or otherwise to the contrary, if at any time no Trustee shall be serving hereunder for any reason (as a result, for example, of the deaths of the Trustees), then this Agreement and the voting trust created hereby shall nevertheless remain in existence and in full force and effect until a new Trustee shall be appointed in accordance with this Section 11. All Trustees hereunder shall be individuals. Trustees shall in no event be subject to removal for any reason and any Trustee hereunder shall serve until his or her resignation, death, permanent disability or incapacity (as hereinafter defined). Any Trustee hereunder may resign by a signed instrument delivered to the remaining Trustee or Trustees, if any, or otherwise to the registered holders of the outstanding voting trust certificates.

      The following provisions shall govern the succession of Trustees hereunder. In the event TIMOTHY P. HORNE shall cease to serve as a Trustee hereunder, then Attorney WALTER J. FLOWERS, Attorney DAVID F. DIETZ and DANIEL
J. MURPHY, III shall thereupon become Co-Trustees hereunder if they are then living and willing and able to serve as such. In the event that any of WALTER J. FLOWERS, DAVID F. DIETZ or DANIEL J. MURPHY, III shall be unwilling or unable to serve as a Co-Trustee, then a Primary Designee or a Secondary Designee (as defined hereinbelow) shall be appointed to serve in the stead of any such named Co-Trustee who shall be unwilling or unable to serve in that capacity. In the event that any of WALTER J. FLOWERS, DAVID F. DIETZ or DANIEL J. MURPHY, III or any Primary Designee or Secondary Designee is unable or unwilling or shall otherwise fail to serve as a Trustee hereunder at the time he would otherwise become such, or after becoming a Co-Trustee shall cease to serve as such for any reason, then there shall continue to be two (2) trustees hereunder, and a person or the persons indicated below (if available) shall become a Co-Trustee or Co-Trustees in accordance with the following line of succession in order that there will ultimately be three (3) Co-Trustees to serve in such office in accordance with the terms of this Trust:

      (1) First, any individual designated as the "Primary Designee" in accordance with the following paragraph of this Section 11;

            (2) Next, any individual designated as the "Secondary Designee" in accordance with the following paragraph of this Section 11; and

            (3) Then, one (1) or two (2) individuals (as applicable) appointed by the holders of a majority in interest of the voting trust certificates issued in respect of capital stock of the Company then outstanding such that in the event the individual or individuals contemplated to serve as a Trustee or Trustee(s) hereunder for any reason fail or are unable to serve as such at the time they would otherwise be a Trustee or Trustees hereunder or thereafter cease to serve as such for any reason, or if no designation of a Primary Designee and/or a Secondary Designee shall be in effect, then the next available individual in the line of succession shall become a Trustee hereunder, provided, however, that if for any reason there shall ever be a single Trustee hereunder during any period following Timothy P. Horne's service as a Trustee hereunder, then such sole Trustee shall be authorized to take all actions on behalf of the Trustee until such time as another Trustee shall be appointed, provided that the party or parties authorized to designate a successor or successors shall endeavor to do so promptly. In the event of any disagreement between the Co-Trustees with regard to any issue involving the Trust, the majority vote of the Trustees then in office shall be determinative of any issue which shall be considered by the Trustees.

      At any time TIMOTHY P. HORNE, if then living and not then subject to any incapacity (as hereinafter defined) may by written instrument signed and filed with the registered office of the Company in Delaware and with the registered office of each Additional Issuer in its state of incorporation or organization, designate (i) an individual to serve as Primary Designee in the line of succession contemplated by this Section 11 (the "Primary Designee"), and (ii) if he so elects, an additional individual to succeed, or to serve in lieu of or with the Primary Designee as a trustee hereunder (the "Secondary Designee") as also contemplated by this Section 11. Any such designation shall also be revocable by a written instrument signed by TIMOTHY P. HORNE if then living and not then subject to any incapacity (as hereinafter defined), and filed with the registered office of the Company in Delaware and with the registered office of each Additional Issuer in its state of incorporation or organization at any time prior to the time at which a designated successor becomes a Trustee hereunder. It is understood that the provisions of this Section 11 are intended to permit the designation of up to two individuals to become Trustees in accordance with the line of succession as Trustees hereunder, and while designations of particular individuals may be revoked and a new individual designated in his or her place (such as in the case of a designee's death, for example), no more than two individuals may become Trustees hereunder pursuant to a designation as a Primary or Secondary Designee absent an amendment to this Agreement, it being understood that in event a Secondary Designee becomes a Trustee hereunder because a Primary Designee shall have failed to serve as a Trustee hereunder, then the individual who becomes a Trustee hereunder shall be deemed the Primary Designee and the individuals so empowered in this paragraph may thereafter name a new Secondary Designee in accordance with the terms hereof. In the event that TIMOTHY P. HORNE dies or becomes subject to any incapacity (as hereinafter defined), the power designated in this paragraph shall become personal to and may be exercised only by the individuals named in this paragraph in accordance with the terms hereof. The provisions of this paragraph are intended to be permissive and shall authorize, but not require, the appointment of a Primary or Secondary Designee.

      In the event of the permanent disability or incapacity of a Trustee, he shall cease to serve in that capacity as provided in this paragraph. For purposes of this Agreement, "permanent disability" shall mean any physical or mental disability or incapacitation that precludes a Trustee from performing his responsibilities under this Agreement and which is not capable of cure or correction, and "incapacity" shall mean any mental state by reason of which the individual in question would not be deemed competent under the law of his state of principal residence. If permanent disability or incapacity is claimed with respect to a Trustee or other person, said permanent disability or incapacity shall be evidenced by a written certification (a "Certification") signed by two doctors attending such Trustee or other person, which doctors shall be licensed to practice medicine in the state of the relevant person's principal residence, and , in the case of a Trustee, such Trustee shall cease to serve in such capacity upon receipt by a co-Trustee, successor Trustee or the registered holders of the voting trust certificates then outstanding, as the case may be, of a Certification. Absent a Certification, the individual in question shall be presumed to be not subject to any permanent disability or incapacity and he shall be recognized as a duly-appointed Trustee of this Trust.

      The rights, powers and privileges of each of the Trustees named hereunder shall be possessed by any successor Trustee with the same effect as though such successor had originally been a party to this Agreement; provided, however, that no Trustee or successor Trustee hereunder shall possess the Determination Power referred to in Section 10 unless it is specifically conferred upon such Trustee pursuant to the provisions hereof.

      In any other circumstance, no Trustee hereunder other than TIMOTHY P. HORNE shall have the Determination Power. In the event that there shall be more than one Trustee serving at any time, and in the event that the Trustees shall not concur on matters not specifically contemplated by the terms of this Agreement, the Trustees shall consider such matter and they shall vote among them to determine the disposition of the issue among them, (bearing in mind the relative interests of the Shareholders, the Company, and the Depositors into this Trust). The majority vote of the Trustees shall be determinative and shall resolve the matter after giving due consideration to the purposes of this Trust.

      Each Trustee shall affix his signatures to this Agreement and each successor Trustee appointed pursuant to this Section 11 shall accept appointment or election hereunder by affixing his signature to this Agreement at the time he becomes a Trustee hereunder. By affixing their signatures to this Agreement, the Trustees and each successor Trustee agree to be bound by the terms hereof.

      Reference in this Agreement to "Trustees" means the Trustee or Trustees at the time acting in that capacity, whether an original Trustee or any additional or successor Trustee, as the context requires.

12. Compensation and Reimbursement of Trustees. Each Trustee shall serve without compensation. The Trustees shall have the right to incur and to pay such reasonable expenses and charges and to employ and pay such agents, attorneys and counsel as they may deem necessary and proper. Any such expenses or charges incurred by and due to the Trustees may be deducted from the dividends, proceeds or other moneys or property received by the Trustees in respect of the stock deposited hereunder or may be payable by the Company or any Additional Issuer in their discretion. Nothing herein contained shall disqualify any Trustee or any successor Trustee, including without limitation any person named as a Primary or Secondary Designee, or any firm in which he is interested, from serving the Company, any Additional Issuer or any of their respective subsidiaries as an officer or director or in any other capacity (including without limitation as legal counsel, financial adviser or lender), holding any class of stock in the Company or any Additional Issuer, becoming a creditor of the Company or any Additional Issuer or otherwise dealing with it in good faith, depositing his stock in trust pursuant to this Agreement, voting for himself as a director of the Company or any Additional Issuer in any election thereof, or taking any other action as a Trustee hereunder in connection with any matter in which such Trustee has any direct or indirect interest. The provisions of the foregoing notwithstanding, each Trustee shall be entitled to be fully indemnified by the assets of the voting trust and the holders of outstanding voting trust certificates, pro rata in accordance with their interests at the time of the relevant payment, against all costs, charges, expenses, loss, liability and damage (except for damage caused by his own willful malfeasance) incurred by him in the administration of this trust or in the exercise of any power conferred upon the Trustees by this Agreement.

13. Amendment, Termination. This Agreement may be amended by a written amendment signed by the number of Trustees authorized to take action at the relevant time under Section 10, or, if the Trustees (if more than one) do not concur with respect to any proposed amendment at any time when any Trustee holds the Determination Power, then by the Trustee having the Determination Power, which approval shall constitute approval of all of the Trustees then serving and, except as contemplated by Section 1, by registered holders of at least a majority vote of the outstanding voting trust certificates issued in respect of capital stock or other equity interest of the Company or any Additional Issuer, as the case may be, as to which the matter relates; provided, however, that no such amendment shall modify or amend the provisions of the following two paragraphs without the written consent of each individual Depositor or the Trustee of each Trust Depositor who is living at the time of such proposed amendment. For all purposes of this Agreement, references to percentages of voting trust certificates outstanding shall refer to, (x) in the case of a matter relating to the Company, the number of votes represented by the shares of stock of the Company represented by voting trust certificates issued in respect of shares of stock of the Company and, (y) in the case of a matter relating to an Additional Issuer, the number of votes represented by the shares of stock of the applicable Additional Issuer represented by voting trust certificates issued in respect of the capital stock or other equity interest of such Additional Issuer.

      This Agreement may be terminated only by a written instrument signed by the number of Trustees authorized to take action at the relevant time under
Section 1 or, if the Trustees (if more than one) do not concur with respect to any proposed termination at any time when any Trustee holds the Determination Power, then by the Trustee having the Determination Power, which approval shall constitute approval of all of the Trustees, the registered holders of a majority of the voting trust certificates issued in respect of the capital stock of the Company then outstanding and each individual Depositor or the Trustee of each Trust Depositor who is living at the time of the proposed termination.

      If not previously terminated in accordance with the terms hereof (including under the circumstances contemplated by the provisions of Section 9) this Agreement shall terminate on August 26, 2021; provided, however, that at any time within two (2) years prior to such date (or prior to any subsequent date of termination fixed in accordance with the provisions hereof and of applicable law), one or more of the persons designated in the following provisions of this Section 13 may, by written agreement, extend the duration of this Agreement for an additional term not exceeding twenty-four (24) years from the expiration date as originally fixed or as last extended. The foregoing right of extension shall be exercisable in respect of particular shares subject hereto by (i) the individual Depositor who originally deposited the relevant shares, if the Depositor is then living and is not subject to any incapacity at the time of the proposed extension, and if so exercised such extension shall be binding upon any and all holders of voting trust certificates in respect of the shares deposited hereunder by such individual Depositor, (ii) the trustee of any trust Depositor which deposited the relevant shares, including without limitation any trust Depositor which is a revocable trust, which trustee is then living and not subject to any incapacity at the time of the proposed extension, and regardless of whether such trust is then still in existence, and if so exercised shall be binding upon any and all holders of voting trust certificates in respect of shares deposited hereunder by such trust Depositor and any and all beneficiaries thereof or successors in interest thereto, and (iii) the holder of any voting trust certificate representing shares not covered by either of the preceding clauses (i) or (ii), and if so exercised shall be effective with respect to all shares represented by such voting trust certificate, it being understood that the provisions only of clauses (i) or (ii) of this paragraph and not of clause (iii) shall govern any extension with respect to shares referred to therein if and to the extent a Depositor referred to therein is available to consent to such extension. Any such action to extend this Agreement shall be binding upon the Trustees and Depositor and upon all holders of the related voting trust certificates (including without limitation trustees, officers, beneficiaries and owners of any trust or other entity which is such a holder thereof) and any and all successors in interest of any of the foregoing (including without limitation any holder of voting trust certificates representing shares deposited by any Depositor consenting or on whose behalf consent is given by the relevant trustee to such extension in the manner provided above, and any Beneficiary or successor of a Beneficiary of any trust Depositor. Extensions in accordance with this Section 13 (i) shall not be deemed to constitute the commencement of a new voting trust for purposes of the DGCL or the law governing the incorporation or organization of any Additional Issuer,
(ii) shall be filed with the registered offices of the Company in Delaware and with the registered offices of each Additional Issuer in its state of incorporation or organization, as provided by law, and (iii) shall not involve or require any transfer of shares as contemplated by the last provisions of
Section 5.

14. Notices, Distributions. Unless otherwise specifically provided in this Agreement, any notice to or communication with any holder of any voting trust certificate or other party hereunder shall be deemed to be sufficiently given or made if mailed, postage prepaid, to such holder at his or her address appearing on the books of the trust, which shall in all cases be deemed to be the address of such holder for all purposes under this Agreement, without regard to what other or different addresses of which the Trustees may have notice. Every notice so given shall be effective, whether or not received, and the date of mailing shall be the date such notice is deemed given for all purposes.

      Any notice to any Trustee hereunder shall be sufficient if mailed, postage prepaid, by certified or registered mail to him, with a copy sent to the Company at Watts Industries, Inc., Route 114 and Chestnut Street, North Andover, Massachusetts 01845.

      Subject to Section 6 hereof, all distributions of cash, securities, or other property hereunder by the Trustees to the holders of voting trust certificates may be made, in the discretion of the Trustees, by mail (regular, registered or certified mail, as the Trustees may deem advisable), in the same manner as hereinabove provided for the giving of notices to the holders of voting trust certificates.

15. Construction. This Agreement is to be construed as a Delaware contract, is to take effect as a sealed instrument, and is binding upon and inures to the benefit of the parties hereto and their heirs, executors, administrators, representatives, successors and permitted assigns. In case any one or more of the provisions or parts of a provisions contained in this Agreement or in any voting trust certificate hereunder shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceablitity shall not affect any other provision or part of a provision hereof or thereof, but this Agreement and such voting trust certificates shall be construed as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein, and the parties will use their best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the purposes and intents thereof.

16. Gender. Words used in this Agreement, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural (and all references to the `Trustees' shall refer to the Trustee then serving if only one Trustee is then serving), and any other gender, masculine, feminine, or neuter, as the context requires.

17. Execution. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute but one and the same instrument. Any Additional Issuer shall become a party to this Agreement by executing a counterpart signature page hereto and shall file a copy of this Agreement with the Secretary of State or other appropriate office of its state of incorporation or organization.

      IN WITNESS WHEREOF, the parties hereof have executed this Agreement under seal, all as of this day and year first above written.



                                            Timothy P. Horne, as Trustee


                                            Timothy P. Horne, individually


                                            Timothy P. Horne, as Trustee of the
                                            George B. Horne Trust--1982


                                            Timothy P. Horne, as Trustee of the
                                            Deborah Horne Trust--1976


                                            Timothy P. Horne, as Trustee of the
                                            Daniel W. Horne Trust--1980


                                            Timothy P. Horne, as Trustee of the
                                            Grandchildren's Trust f/b/o
                                            Tara V. Horne


                                            Timothy P. Horne, as Trustee of the
                                            Grandchildren's Trust f/b/o
                                            Tiffany R. Horne

                                   SCHEDULE A

------------------------------------------------------------------------
                                          No. of Shares  No. of Shares
                                            Subject to    Not Subject
           Depositor (if any)                 Trust         to Trust
------------------------------------------------------------------------
Timothy P. Horne as Trustee of The          2,124,600
George B. Horne Trust - 1982 as
Currently Published
------------------------------------------------------------------------
Timothy P. Horne                            2,751,220
------------------------------------------------------------------------
Timothy P. Horne as Trustee of the          1,335,840
Daniel W. Horne Trust - 1980
------------------------------------------------------------------------
Timothy P. Horne as Trustee of the          1,335,840
Deborah Horne Trust - 1980
------------------------------------------------------------------------
Tara V. Horne                                 40,000
------------------------------------------------------------------------
Timothy P. Horne as Trustee of The            30,200
George B. Horne Grandchildren's Trust -
1995 f/b/o Tara V. Horne
------------------------------------------------------------------------
Timothy P. Horne as Trustee of The            22,600
George B. Horne Grandchildren's Trust -
1995 f/b/o Tiffany Horne
------------------------------------------------------------------------
Judith Rae Horne as Trustee of The           163,520
Tiffany Horne Trust - 1984
------------------------------------------------------------------------
Judith Rae Horne as Custodian for             44,220
Tiffany Horne
------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

                                   SCHEDULE B

                       AMENDMENT TO VOTING TRUST AGREEMENT

      WHEREAS, [____________] and [____________] ] are Trustees under a Voting Trust Agreement dated as of August 1997, such Voting Trust Agreement, being referred to herein as the "Agreement"); and

      WHEREAS, [_________________] desires to withdraw [________________
(_____)] [shares of Class B Common Stock of Watts Industries, Inc., a Delaware corporation/shares of common stock of [Additional Issuer] (the "Company")]

      WHEREAS, the Trustees and the holders of not less than a majority in interest of the voting trust certificates issued in respect of the capital stock or other equity interest of the Company outstanding hereunder desire to consent and agree to the above-described transactions.

      NOW, THEREFORE, the parties hereto do hereby agree as follows: The parties hereto do hereby consent to the withdrawal of such shares and to amend Schedule A to the Agreement by amending and restating Schedule A in its entirety to read as follows:

                                   SCHEDULE A

-------------------------------------------------------------------------------
                                                               Class B Stock
                   Name                    Number of Shares   Certificate No.
-------------------------------------------------------------------------------
Name of Registered Holder
-------------------------------------------------------------------------------
Name of Registered Holder
-------------------------------------------------------------------------------

      2. Except as hereinabove provided, the parties ratify and confirm the Agreement in all respects.

      The parties hereto have executed this Amendment to the Agreement in one or more counterparts under seal as of the ____ day of _______, 19__.

                                    [Signatures to be added per the terms of the Agreement]

                                   SCHEDULE C

                        FORM OF VOTING TRUST CERTIFICATE

      This Voting Trust Certificate has not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless (a) covered by an effective registration statement under the Securities Act of 1933, as amended, or (b) the trustees and the Company have been furnished with an opinion of counsel satisfactory to them to the effect that no registration is legally required for such transfer.

      This Voting Trust Certificate has been issued under, and is subject to, a certain Voting Trust Agreement, dated as of August 26, 1997, by and among the Company and Timothy P. Horne as Trustee, and certain other persons, (as identified on Schedule A of said Agreement as amended), a copy of which will be furnished by the Company to the holder of this Voting Trust Certificate upon written request and without charge, and this Voting Trust Certificate can only be transferred subject to, and in accordance with, such Agreement.

      This Voting Trust Certificate is subject to restrictions on transfer contained in the Company's Restated Certificate of Incorporation, as amended, a copy of which restrictions will be provided to the holder of this Voting Trust Certificate upon request and without charge.

      The shares represented by this Voting Trust Certificate are subject to restrictions on transfer pursuant to a Stock Restriction Agreement, a copy of which will be furnished by the Company to the holder of this Voting Trust Certificate upon written request and without charge.

      No.         Shares:

      This certificate that the undersigned trustee has received a certificate or certificates in the name of evidencing ownership of shares of the [Class B Common Stock of Watts Industries, Inc., a Delaware corporation (the "Company"),/Additional Issuer] and that said shares are held subject to all of the terms and conditions of a certain Voting Trust Agreement dated as of the day of August, 1997 (the "Agreement"), and are entitled to all of the benefits set forth in the Agreement. Copies of the Agreement and of every amendment and supplement thereto are on file at the office of the Company and shall be available for the inspection of every Beneficiary thereof or party thereto during normal business hours. The holder of this Certificate, which is issued, received and held under the Agreement, by acceptance hereof, assents to and is bound by the Agreement with the same effect as if the Agreement has been signed by him in person.

      The shares of stock represented by this Certificate bear the legend:

            "These shares are subject to a certain Voting Trust Agreement, dated as of August 26, 1997, by and among the Company and Timothy P. Horne as trustee, and certain other persons, [as amended] a copy of which will be furnished by the Company to the holder of this Certificate upon written request and without charge, and these shares can only be transferred subject to, and in accordance with, such Agreement."

      Subject to the provisions of the foregoing and the Agreement, this Certificate is transferable only on the books of the Trustees by the registered holder in person or his duly authorized attorney, and the holder hereof, by accepting this certificate, manifests his consent that the trustees may treat the registered holder hereof as the true owner for all purposes, except the delivery of stock certificates, which delivery shall not be made without the surrender of this certificate or otherwise pursuant to the Agreement.

      IN WITNESS WHEREOF, ___________________ [and _________________], trustee,
[have] [has] executed this certificate as of this ____ day of ________________, 19__.


                                                                  , as Trustee